EXHIBIT 99.1
Cavium Networks Contact:
Angel Atondo
Marketing Communications Manager
Tel : (650) 623-7033
Email: angel.atondo@caviumnetworks.com
Cavium Networks
Announces Positive Upside Guidance for Q4 2009
MOUNTAIN VIEW, Calif., December 17th, 2009 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced that expected revenue in the fourth quarter of 2009 will be stronger than the company’s previous outlook.
The company now expects that revenue in the fourth quarter of 2009 will increase sequentially by between 18% and 20% over revenue in the third quarter. This is a positive increase over the guidance provided by Cavium Networks in October 2009 that revenue would increase sequentially by between 12% and 16%. The updated estimates do not include any incremental revenue contribution from the acquisition of MontaVista Software, Inc.
“Customer demand has been very strong and broad based this quarter with strength across all of our product lines. The enterprise and data center market segments continued to see very robust growth”, said Syed Ali, president and CEO of Cavium Networks. “New product ramps are in early stages at a number of tier-1 customers which is helping drive stellar sequential growth rates.”
Cavium Networks will announce final Q4 2009 results in late January 2010.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Words such as “will” and “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to changes in customer demand during the remainder of the fourth quarter of 2009; new product ramps at tier-1 customers may not continue; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (the “SEC”). More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2009 and our Annual Report on Form 10-K filed with the SEC on March 2, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we expressly disclaim any obligation or undertaking to revise or update these forward-looking statements.
OCTEON®, NITROX®, ECONA™ and PureVu™ are trademarks of Cavium Networks, Inc. All other trademarks are the property of their respective owners. All rights reserved. © Cavium Networks, Inc. 2009